Registration No.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

              REGISTRATION STATEMENT under The Securities Act of 1933

                                   Nicor Inc.
                               -----------------
                              (Name of registrant)

           ILLINOIS                              36-2855175
         -----------                            ------------
     (State of Incorporation)           (IRS Employer Identification No.)

                               1844 Ferry Road
                         Naperville, Illinois 60563-9600
                         -------------------------------
                    (Address of principal executive offices)

                   Nicor Companies Savings Investment Plan and
                              Nicor Gas Thrift Plan
                              ---------------------
                            (Full title of the plans)

                              Kathleen L. Halloran
              Executive Vice President Finance and Administration
                                   Nicor Inc.
                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
                         -------------------------------
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service (630)305-9500
                                                              -------------


                        CALCULATION OF REGISTRATION FEE
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                                      Proposed    Proposed
                                      Maximum     Maximum
     Title            Amount          Offering    Aggregate        Amount of
 of Securities        to be           Price per   Offering       Registration
to be Registered     Registered        Share*      Price*             Fee
----------------     ----------       ---------   ---------      ------------
Common Stock,
par value $2.50,    1,000,000 shares    $35.89   $35,890,000       $2,903.50
including preferred
stock purchase rights

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* In accordance with Rule 457(h), the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of Nicor Inc.'s Common Stock as reported in the New York Stock Exchange Composite Transactions on July 21, 2003.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan(s) described herein.

Part II.
Information Required in the Registration Statement

     The contents of Form S-8 Registration Statements under the Securities Act of 1933 filed December 15, 1994, registration number 33-56867, and filed June 29, 1995, registration number 33-60689, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed with the Securities and Exchange Commission ("the Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference in this registration statement and shall be deemed to be a part hereof:

    (a) Annual Report of the Nicor Inc. ("NICOR") on Form 10-K for the year ended December 31, 2002.

    (b) Annual Report of the Nicor Companies Savings Investment Plan on Form 11-K for the year ended December 31, 2002.

    (c) Annual Report of the Nicor Gas Thrift Plan on Form 11-K for the year ended December 31, 2002.

    (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002.

    (e) Description of common stock of NICOR included in Registration Statement on Form 8-B dated March 19, 1976, Articles 13 and 14 of NICOR's Articles of Incorporation concerning certain business combinations and shareholders' meetings in Proxy Statement dated March 12, 1987, Article 5 of NICOR's Articles of Incorporation concerning the effect of a two-for-one stock split of the Company's shares included as Exhibit 3-06 in the 1992 Annual Report on Form 10-K, and Shareholder Rights Agreement filed on Form 8-K dated September 9, 1997.

     All documents filed by NICOR with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents. The information we incorporate is an important part of this Registration Statement and our later filings with the Commission automatically update and supercede earlier filings.

Item 6.  Indemnification of Directors and Officers.

     NICOR and Northern Illinois Gas Company (doing business as "Nicor Gas") are incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of NICOR and/or Nicor Gas.

  The Articles of Incorporation of NICOR provide indemnification for any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an officer, director or employee of NICOR or at the request of NICOR, serve or served as a director, officer or employee of another corporation, association or entity. Indemnification is provided by Nicor to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     NICOR maintains at its expense insurance policies which insure NICOR, and the officers and directors of NICOR, against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 8.  Exhibits

     Reference is made to the Exhibit Index on page S-6 filed herewith.

     Nicor will submit or has submitted the Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan (the "Plans") and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.  Undertakings

                                Rule 415 Offering
                                -----------------
    The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    Filings Incorporating Subsequent Exchange Act Documents by Reference
    --------------------------------------------------------------------

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Filing of Registration Statement on Form S-8
           --------------------------------------------

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NICOR pursuant to the foregoing provisions, or otherwise, NICOR has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NICOR of expenses incurred or paid by a director, officer or controlling person of NICOR in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NICOR will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Nicor Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on July 25, 2003.

                                   Nicor Inc.

                          By /s/ KATHLEEN L. HALLORAN
                             ------------------------
                          Kathleen L. Halloran
                          Executive Vice President
                          Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signatures           Title                             Date
 ----------------------   -----------------------------   -----------------
 /s/ THOMAS L. FISHER                                      July 25, 2003
 --------------------       Chairman and
   Thomas L. Fisher         Chief Executive Officer

 /s/ KATHLEEN L. HALLORAN                                  July 25, 2003
 ------------------------   Executive Vice President
   Kathleen L. Halloran     Finance and Administration
                            (Principal Financial and
                               Accounting Officer)

ROBERT M. BEAVERS, JR.*     Director

BRUCE P. BICKNER*           Director

JOHN H. BIRDSALL, III*      Director

THOMAS A. DONAHOE*          Director

JOHN E. JONES*              Director

DENNIS J. KELLER*           Director

WILLIAM A. OSBORN*          Director

JOHN RAU*                   Director

JOHN F. RIORDAN*            Director

PATRICIA A. WIER*           Director

                                 *By     /s/ JEFFREY L. METZ
                                        ----------------------------------
                                         Jeffrey L. Metz (Attorney-in-fact)

THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on July 25, 2003.


                          Nicor Companies Savings Investment Plan
                          Nicor Gas Thrift Plan



                       By    /s/ CLAUDIA J. COLALILLO
                          -----------------------------------------
                              Claudia J. Colalillo
                              Plan Administrator

                                  EXHIBIT INDEX


Exhibit
Number                  Description of Document
-------   ------------------------------------------------------------------

4.01 * Shareholder Rights Agreement, dated September 9, 1997, between the company and Harris Trust and Savings Bank, as Rights Agent.
          (File No. 1-7297, Form 8-K for September 1997, Nicor Inc., Exhibit 1.)

4.02      Nicor Companies Savings Investment Plan.

4.03      Nicor Gas Thrift Plan.

23.01     Independent Auditors' Consent.

24.01     Powers of Attorney.



* The exhibit listed above has been filed with the Securities and Exchange Commission and is incorporated herein as an exhibit by reference. The file number and exhibit number of the exhibit is stated, in parentheses, in the description of such exhibit.